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                                                                       EXHIBIT 1

Pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Endwave Corporation or any subsequent acquisitions or dispositions of equity securities of Endwave Corporation by any of the undersigned.

Dated: May 24, 2007

                                        ARTHUR STEINBERG, ESQ., as the Receiver
                                        of Wood River Capital Management,
                                        L.L.C., Wood River Associates, L.L.C.,
                                        Wood River Partners, L.P. and Wood River
                                        Partners Offshore, Ltd., to the extent
                                        contemplated by the Order dated October
                                        13, 2005, entered in the Receivership
                                        case in the United States District Court for the Southern District of New York, and not in his individual capacity


                                        By: /s/ Arthur Steinberg
                                            ------------------------------------
                                        Name: Arthur Steinberg
                                        Title: Receiver